EXHIBIT 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On July 29, 2014, Heartland Payment Systems, Inc. (the "Company” or the "Purchaser”) and TouchNet Information Systems, Inc. (“TouchNet” or the "Seller”), entered into an Agreement and Plan of Merger (the “Agreement”), under which the Purchaser would acquire all of the shares of common stock of TouchNet (the "Acquisition”) for a cash payment of $375.0 million minus the net working capital of TouchNet on the closing date. The Acquisition closed as of September 4, 2014.
TouchNet was incorporated under the laws of the state of Kansas on May 19, 1989. The Company develops, markets, and supports advanced e-commerce solutions to automate the delivery of business critical transactions primarily for colleges and universities.
The following unaudited pro forma condensed combined balance sheet combines the historical condensed consolidated balance sheet of the Company and the historical balance sheet of TouchNet as of June 30, 2014, giving effect to the Acquisition as if it had been consummated on June 30, 2014. The following unaudited pro forma condensed combined statements of income and comprehensive income for the six-month period ended June 30, 2014 and the twelve-month period ended December 31, 2013 combine the condensed consolidated statement of income and comprehensive income of the Company and the statement of income and comprehensive income of TouchNet for the six-month period ended June 30, 2014 and the twelve-month period ended December 31, 2013, giving effect to the Acquisition as if it had occurred at January 1, 2013. The unaudited pro forma condensed combined financial statements do not include the realization of potential cost savings from operating efficiencies, synergies or other restructurings that may result from the acquisition.
The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company’s historical financial statements, related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as filed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and quarterly report filed on Form 10-Q for the six months ended June 30, 2014, and the TouchNet audited and unaudited financial statements and related notes, and other financial information included elsewhere in this Current Report on Form 8-K/A. The unaudited pro forma condensed combined financial statements should be read in conjunction with the notes thereto.
The historical financial information has been adjusted to give pro forma effect to events that are directly attributable to the Acquisition, are factually supportable with respect to the income statement and are expected to have a continuing impact on the combined income statement. The pro forma adjustments are based upon information and assumptions available at the time of the filing of this document. The Company and TouchNet did not maintain direct historical relationships prior to the acquisition. Accordingly, no pro forma adjustments were required to eliminate activities among the Company and the TouchNet.
The acquisition will be accounted for under the purchase method of accounting. Under this method, the fair values of TouchNet’s assets acquired and the liabilities assumed are estimated at the Acquisition consummation date. The historical amounts of TouchNet’s assets and liabilities are then adjusted to such fair values and these fair values are added to the Company’s balance sheet. The pro forma fair value adjustments are preliminary, based on estimates, and may be adjusted as the Company analyzes what was known and knowable at the acquisition, including the finalization of valuations. Accordingly, the final fair value adjustments may be materially different from those presented in this document.
The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Acquisition had been consummated as of the dates indicated, nor is it necessarily indicative of future operating results or financial position.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
June 30, 2014
(in thousands)

Assets	Heartland	TouchNet	Pro Forma Adjustments (See Note 2)		Pro Forma Combined
Current assets:
Cash and cash equivalents	$53,839	$27,867	$(372,251)	(a)	$84,455
			375,000	(e)
Funds held for customers	131,448				131,448
Receivables, net	212,559	19,786			232,345
Investments	4,112				4,112
Inventory	10,351	82			10,433
Prepaid expenses	17,898	540			18,438
Current tax assets	17,789				17,789
Current deferred tax assets, net	7,715				7,715
Total current assets	455,711	48,275	2,749		506,735
Capitalized customer acquisition costs, net	66,433				66,433
Property and equipment, net	155,770	2,997	396	(b)	159,163
Goodwill	204,737		207,665	(b)	412,402
Intangible assets, net	50,103	5,614	(5,614)	(c)	194,503
			144,400	(b)
Deposits and other assets, net	1,206				1,206
Total assets	$933,960	$56,886	$349,596		$1,340,442

Liabilities and Equity
Current liabilities:
Due to sponsor banks	$58,774	$	$		$58,774
Accounts payable	70,767	2,686			73,453
Customer fund deposits	131,448				131,448
Processing liabilities	107,108				107,108
Current portion of accrued buyout liability	12,901				12,901
Current portion of borrowings			18,750	(d)	18,750
Accrued expenses and other liabilities	23,758	1,310			25,068
Current portion of unearned revenue	5,183	34,364	(8,232)	(b)	31,315
Total current liabilities	409,939	38,360	10,518		458,817
Deferred tax liabilities, net	43,910				43,910
Reserve for unrecognized tax benefits	6,739				6,739
Long-term borrowings	200,000		356,250	(d)	556,250
Long-term portion of unearned revenue		2,234	(880)	(b)	1,354
Long-term portion of accrued buyout liability	28,367				28,367
Total liabilities	688,955	40,594	365,888		1,095,437
Commitments and contingencies	—

Equity
Common stock	36	63	(63)	(f)	36
Additional paid-in capital	240,209	7,817	(7,817)	(f)	240,209
Accumulated other comprehensive loss	(143)				(143)
Retained earnings	424	10,465	(10,465)	(f)	424
Treasury stock	—	(2,053)	2,053	(f)	—
Total stockholders’ equity	240,526	16,292	(16,292)		240,526
Noncontrolling interests	4,479				4,479
Total equity	245,005	16,292	(16,292)		245,005
Total liabilities and equity	$933,960	$56,886	$349,596		$1,340,442
See notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
Six Months Ended June 30, 2014
(in thousands, except per share data)

	Heartland	TouchNet	Pro Forma Adjustments (See Note 3)		Pro Forma Combined
Total revenues	$1,106,142	$34,721	$(208)	(g)	$1,140,655
Costs of services:
Interchange	685,869				685,869
Dues, assessments and fees	105,354				105,354
Processing and servicing	135,657	8,089			143,746
Customer acquisition costs	22,618				22,618
Depreciation and amortization	12,491	1,257	4,363	(a)	17,170
			24	(b)
			(965)	(c)
Total costs of services	961,989	9,346	3,422		974,757
General and administrative	87,860	11,945			99,805
Total expenses	1,049,849	21,291	3,422		1,074,562
Income from operations	56,293	13,430	(3,630)		66,093
Other income (expense):
Interest income	62	19			81
Interest expense	(2,308)		(4,393)	(d)	(6,701)
Other, net	288	(31)			257
Total other expense	(1,958)	(12)	(4,393)		(6,363)
Income from continuing operations before income taxes	54,335	13,418	(8,023)		59,730
Provision for income taxes	22,852		(3,374)	(e)	25,122
			5,644	(f)
Net income	31,483	13,418	(10,293)		34,608
Less: Net loss attributable to noncontrolling interests
Continuing operations	(1,709)				(1,709)
Net income attributable to Heartland	$33,192	$13,418	$(10,293)		$36,317

Earnings per share:
Basic earnings per share	$0.91				$1.00
Diluted earnings per share	$0.89				$0.97

Weighted average number of common shares outstanding:
Basic	36,350				36,350
Diluted	37,250				37,250

See notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF COMPREHENSIVE INCOME
Six Months Ended June 30, 2014
(in thousands)

	Heartland	TouchNet	Pro Forma Adjustments	Pro Forma Combined
Net income	$31,483	$13,418	$(10,293)	$34,608
Other comprehensive income (loss):
Reclassification of gains on investments, net of income tax	(164)			(164)
Unrealized gains on investments, net of tax of income tax	14			14
Unrealized gains on derivative financial instruments, net of income tax	95			95
Comprehensive income	31,428	13,418	(10,293)	34,553
Less: Comprehensive loss attributable to noncontrolling interests	(1,709)			(1,709)
Comprehensive income attributable to Heartland	$33,137	$13,418	$(10,293)	$36,262

See notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
Year Ended December 31, 2013
(in thousands, except per share data)

	Heartland	TouchNet	Pro Forma Adjustments (See Note 3)		Pro Forma Combined
Total revenues	$2,135,372	$64,480	$(7,553)	(g)	$2,192,299
Costs of services:
Interchange	1,335,487				1,335,487
Dues, assessments and fees	200,903				200,903
Processing and servicing	237,232	15,260			252,492
Customer acquisition costs	42,109				42,109
Depreciation and amortization	19,975	2,437	8,725	(a)	29,384
			48	(b)
			(1,801)	(c)
Total costs of services	1,835,706	17,697	6,972		1,860,375
General and administrative	173,568	21,872			195,440
Total expenses	2,009,274	39,569	6,972		2,055,815
Income from operations	126,098	24,911	(14,525)		136,484
Other income (expense):
Interest income	124	52			176
Interest expense	(5,429)		(9,207)	(d)	(14,636)
Other, net	(241)	863			622
Total other income (expense)	(5,546)	915	(9,207)		(13,838)
Income from continuing operations before income taxes	120,552	25,826	(23,732)		122,646
Provision for income taxes	46,450		(9,153)		47,258
			9,961
Net income from continuing operations	74,102	25,826	(24,540)		75,388
Income from discontinued operations, net of income tax	3,970	—	—		3,970
Net income	78,072	25,826	(24,540)		79,358
Less: Net (loss) income attributable to noncontrolling interests
Continuing operations	(610)				(610)
Discontinued operations	56				56
Net income attributable to Heartland	$78,626	$25,826	$(24,540)		$79,912

Amounts attributable to Heartland:
Net income from continuing operations, net of noncontrolling interests	$74,712	$25,826	$(24,540)		$75,998
Income from discontinued operations, net of income tax and noncontrolling interests	3,914	—	—		3,914
Net income attributable to Heartland	$78,626	$25,826	$(24,540)		$79,912

Basic earnings per share:
Income from continuing operations	$2.03				$2.07
Income from discontinued operations	0.11				0.11
Basic earnings per share	$2.14				$2.18
Diluted earnings per share:
Income from continuing operations	$1.96				$2.00
Income from discontinued operations	0.10				0.10
Diluted earnings per share	$2.06				$2.10
Weighted average number of common shares outstanding:
Basic	36,791				36,791
Diluted	38,053				38,053
See notes to unaudited pro forma condensed combined financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF COMPREHENSIVE INCOME
Year Ended December 31, 2013
(in thousands)

	Heartland	TouchNet	Pro Forma Adjustments	Pro Forma Combined
Net income	$78,072	$25,826	$(24,540)	$79,358
Other comprehensive income (loss):
Reclassification of gains on investments, net of income tax	—	(857)		(857)
Unrealized gains on investments, net of tax of income tax	12	396		408
Unrealized gains on derivative financial instruments, net of income tax	254			254
Foreign currency translation adjustment	(54)			(54)
Comprehensive income	78,284	25,365	(24,540)	79,109
Less: Comprehensive loss attributable to noncontrolling interests	(570)			(570)
Comprehensive income attributable to Heartland	$78,854	$25,365	$(24,540)	$79,679

See notes to unaudited pro forma condensed combined financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. GENERAL
The Company has accounted for the acquisition of TouchNet as a purchase business combination under the provisions of FASB Accounting Standards Codification Topic 850, Business Combinations. The accompanying unaudited pro forma condensed combined balance sheet reflects the acquisition price of TouchNet as outlined in Note 2(a) below. The purchase price allocation as outlined in Note 2(b) has not been finalized and is subject to change upon completion of appraisals of tangible and intangible assets. The purchase price allocation will be finalized when all necessary information is obtained which is expected to occur within one year of the consummation of the transaction.
2. UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
The accompanying unaudited pro forma condensed combined balance sheet has been prepared as if the Acquisition was consummated on June 30, 2014 with respect to the unaudited pro forma condensed combined balance sheet. The following pro forma adjustments were made:
(a) To record cash consideration paid in the Acquisition (in thousands):

Cash - payment for base purchase price	$375,000
Cash - received for estimated net working capital deficit	2,749
TouchNet acquisition consideration	$372,251
(b) To reflect the allocation of the total acquisition consideration to the acquired assets and liabilities of TouchNet Information Systems, Inc. as of June 30, 2014 (in thousands):

	Allocation of Purchase Price	Carrying Value	Adjustments
Net fair value of assets acquired and liabilities assumed:
Cash	$27,867	$27,867	$
Receivables, net	19,786	19,786
Inventory	82	82
Prepaid expenses	540	540
Property and equipment, net	3,393	2,997	396
Intangible assets, net - pre-acquisition	—	5,614	(5,614)
Accounts payable	(2,686)	(2,686)
Accrued expenses and other liabilities	(1,310)	(1,310)
Current unearned revenue	(26,132)	(34,364)	8,232
Long-term unearned revenue	(1,354)	(2,234)	880
Total net tangible assets acquired	20,186
Intangible assets acquired:
Customer relationships	101,300
Trademarks	5,000
Software	37,200
Non-competition agreement	900
Total intangible assets	144,400
Goodwill	207,665
Total acquisition consideration	$372,251

The preliminary allocation of the purchase price was based upon a preliminary valuation and the Company’s estimates and assumptions which are subject to change upon the finalization of the valuation.

Of the total estimated purchase price, a preliminary estimate of approximately $20.2 million was allocated to net tangible assets acquired. Net assets were generally valued at their respective carrying amounts, which management believes approximate fair value, except for adjustments to receivables, property and equipment, accrued expenses, unearned revenue, and pre-acquisition intangible assets.
Approximately $144.4 million was allocated to acquired identifiable intangible assets. The value of identifiable intangible assets was derived from the present value of estimated future benefits from the various intangible assets acquired.
Of the total estimated purchase price, approximately $207.7 million was allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the net assets acquired, including intangible assets. Goodwill amounts are not amortized, but rather are tested for impairment at least annually. In the future, if the Company determines that the value of the goodwill has become impaired, an accounting charge for the amount of the impairment would be recorded in the quarter in which such determination is made.
(c) To eliminate TouchNet pre-acquisition intangible assets.
(d) To reflect borrowings incurred by the Company to finance the purchase price (in thousands):

Current portion of borrowings	$18,750
Long-term portion of borrowings	356,250
$375,000
(e) To reflect cash inflow from proceeds of borrowings incurred by the Company to finance the purchase price.
(f) To eliminate TouchNet pre-acquisition net book value.
3. UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
The accompanying unaudited pro forma condensed combined statements of income and comprehensive income have been prepared as if the Acquisition was consummated as January 1, 2013 with respect to the unaudited pro forma condensed combined statements of income and comprehensive income. Pro forma adjustments were made to reflect:
(a) Amortization of acquired intangible assets based on the straight-line method of amortization and using the amortization periods as follows (in thousands):

			Pro Forma Amortization Adjustment
	Intangible Asset Amount	Amortization Period (in months)	Six Months Ended June 30, 2014	Year Ended December 31, 2013
Customer relationships	$101,300	240	$2,533	$5,065
Trademarks	5,000	60	500	1,000
Software	37,200	180	1,240	2,480
Non-competition agreement	900	60	90	180
Total intangible assets	$144,400		$4,363	$8,725
In accordance with the provisions of ASC Topic 850, goodwill resulting from the Acquisition is not amortized.
(b) Adjustment to depreciation resulting from a net increase in the basis of property and equipment acquired based on estimated useful lives of 24 to 60 months.
(c) To eliminate TouchNet's historical amortization recorded on its pre-acquisition capitalized software development costs and patent and trademark intangible assets. These assets have been revalued and included in acquired intangible assets.

(d) This adjustment reflects an increase in interest expense resulting from financing the total estimated cash consideration of $375.0 million paid in the Acquisition, prior to reduction for a net working capital deficit. The $375.0 million was financed under an amortizing term credit facility. The interest expense adjustment assumes 50% of the term credit borrowing is borrowed at the average one-month LIBOR interest rate plus 200 basis points credit margin, and the remaining 50% of the term credit borrowing is borrowed at a five-year interest rate swap rate plus 200 basis points credit margin.
(e) To adjust income tax expense for pro forma income statement adjustments at the Company’s effective tax rate for the period.
(f) Adjustment to tax effect TouchNet's historical pretax income at the Company's effective tax rate for the period. Post acquisition, TouchNet becomes a C Corporation and member of the Company's consolidated tax group. TouchNet's historical tax provision reflects its pre-acquisition status as a Sub Chapter S Corporation.
(g) Adjustment to TouchNet's historical revenue to reflect the impact of the preliminary estimated fair value adjustment of $9.1 million to the carrying value of TouchNet's unearned revenue.